Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "DOME CAPITAL, LLC - 3142 DENVER AVE" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF REGISTERED SERIES, FILED THE FIFTEENTH DAY OF MAY, A.D. 2025, AT 9:04 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LLC REGISTERED SERIES, "DOME CAPITAL, LLC - 3142 DENVER AVE".

C. P. Sanchez

Charuni Patibanda-Sanchez, Secretary of State

10195985 8100H
SR# 20252342203

Authentication: 203707371
Date: 05-15-25

STATE OF DELAWARE
CERTIFICATE OF REGISTERED SERIES OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a registered series of a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is Dome Capital, LLC.

2. The name of the registered series is Dome Capital, LLC - 3142 Denver Ave.

By: /s/Nabeel Syed
Authorized Person

Name: Nabeel Syed
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:04 AM 05/15/2025
FILED 09:04 AM 05/15/2025
SR 20252309238 - File Number 10195985